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                                                                Exhibit 99.1(b)5

CONSOLIDATED BALANCE SHEETS
NDCHealth Corporation and Subsidiaries



(In thousands, except share data)

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                                                       November 30,    May 31,
                                                           2001         2001
                                                       ------------    -------
                                                        (Unaudited)
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ASSETS
Current assets:
  Cash and cash equivalents                            $ 30,251        $ 12,420

  Accounts receivable                                    61,419          70,648
  Allowance for doubtful accounts                        (5,155)         (6,628)
                                                       --------        --------
     Accounts receivable, net                            56,264          64,020
                                                       --------        --------
  Income tax receivable                                   1,655           2,265
  Deferred income taxes                                  21,328          29,539
  Prepaid expenses and other current assets              21,113          18,788
                                                       --------        --------
      Total current assets                              130,611         127,032
                                                       --------        --------

Property and equipment, net                              83,353          82,956
Intangible assets, net                                  193,786         221,757
Deferred income taxes                                    12,231           9,886
Investments                                              79,330          35,591
Other                                                    15,992          10,990
                                                       --------        --------
       Total Assets                                    $515,303        $488,212
                                                       --------        --------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                    $    175        $    170
  Obligations under capital leases                        1,427           2,586
  Accounts payable and accrued liabilities               55,858          53,228
  Deferred income                                        15,867          13,624
                                                       --------        --------
      Total current liabilities                          73,327          69,608
                                                       --------        --------

Long-term debt                                          151,479         151,567
Obligations under capital leases                          2,658           1,108
Other long-term liabilities                              20,321          23,044
                                                       --------        --------
      Total liabilities                                 247,785         245,327
                                                       --------        --------

Commitments and contingencies

Minority interest in equity of subsidiaries              11,465          12,418

Shareholders' equity:
  Preferred stock, par value $1.00 per share;
    1,000,000 shares authorized, none issued                  -               -
  Common stock, par value $.125 per share;
    200,000,000 shares authorized; 34,097,652 and
    33,875,235 shares issued, respectively                4,262           4,234
  Capital in excess of par value                        193,290         188,636
  Retained earnings                                      68,721          48,392
  Deferred compensation and other                        (6,661)         (7,212)
  Cumulative translation adjustment                      (3,559)         (3,583)
                                                       --------        --------
      Total shareholders' equity                        256,053         230,467
                                                       --------        --------
Total Liabilities and Shareholders' Equity             $515,303        $488,212
                                                       ========        ========
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